UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2021

SUGARMADE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23446	94-3008888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Royal Oaks Dr., Suite 108 Monrovia, CA	91016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 982-1628

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On May 17, 2021, Sugarmade, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) disclosing that, on May 12, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and between Carnaby Spot Bay Corp, a California corporation and a wholly owned subsidiary of the Company (“Merger Sub”), Lemon Glow Company, a California corporation (the “Lemon Glow”) and Ryan Santiago (the “Shareholder Representative”), pursuant to which, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub would merge with and into Lemon Glow, with Lemon Glow being the surviving corporation (the “Merger”).

The Company further disclosed that, on May 14, 2021, the closing of the Merger (the “Closing”) occurred in accordance with the terms of the Merger Agreement on May 14, 2021, and that the Merger was consummated on May 14, 2021 by the filing of a Certificate of Merger with the Secretary of State of the State of California, which was duly filed on May 14, 2021, at which time, the Merger became effective (the “Effective Time”).

Subsequently, on May 25, 2021, the Company filed an Amendment on Form 8-K/A (“Amendment No. 1”) to the Original Form 8-K to disclose that, on May 20, 2021, the Company received a notification from Secretary of State of the State of California stating that the Company’s May 14, 2021 Certificate of Merger filing had been rejected due to certain technical deficiencies in the filing. In response, the Company disclosed in Amendment No. 1 that on May 24, 2021, the parties to the Merger Agreement entered into an Amendment to the Merger Agreement, which contained certain immaterial amendments to the original Merger Agreement in response to the comments from the Secretary of State of California received by the Company in connection with its original Certificate of Merger filing on May 14, 2021. On May 25, 2021, the Company re-filed with the Secretary of State of California for the Closing of the Merger.

The Secretary of State of California accepted the filing, and as a result, the Effective Time of the Merger was May 25, 2021, and the Merger was effective as of that date.

The Original Form 8-K and Amendment No. 1 did not include the audited financial statements of Lemon Glow nor the pro-forma unaudited financial statements as required under Item 9.01 of Form 8-K. This Amendment No. 2 on Form 8-K/A to the Original Form 8-K (“Amendment No. 2”) is filed to include the financial statement information required under Item 9.01 of Form 8-K in connection with the acquisition of Lemon Glow.

The description of the Merger Agreement and Amendment to the Merger Agreement found in this Amendment No. 2 is not intended to be complete and is qualified in its entirety by reference to the Merger Agreement and Amendment to the Merger Agreement filed as Exhibits to the Original Form 8-K and Amendment No. 1, respectively.

Item 9.01 Financial Statement and Exhibits.

(a) Financial Statements of Business Acquired.

The audited combined financial statements of Lemon Glow for the year ended June 30, 2020 and the period ended May 25, 2021 and accompanying notes are attached hereto as Exhibit 99.1 to this Amendment No. 2 and are incorporated by reference herein.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial statements of the Company as of March 31, 2021 and for the nine months ended March 31, 2021 and the period beginning June 30, 2020 to March 31, 2021 and accompanying notes are attached hereto as Exhibit 99.2 and are incorporated by reference into this Amendment No. 2.

(c) Exhibits

The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Audited Financial Statements Lemon Glow Company, for the year ended June 30, 2020 and the period ended May 25, 2021.

99.2	Unaudited Pro Forma Consolidated Balance Sheet of the Company at March 31, 2021, and the Unaudited Pro Forma Consolidated Statements of Operations and Comprehensive Income for the Nine months ended March 31, 2021 and the period beginning June 30, 2020 to March 31, 2021, and the notes related thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUGARMADE, INC.

Date: August 11, 2021	By:	/s/ Jimmy Chan
	Name:	Jimmy Chan
	Title:	Chief Executive Officer and Chief Financial Officer